Exhibit 10.1

Amendment to Real Estate Purchase Contract

This Amendment to Real Estate Purchase Contract (“Amendment”) is dated as of February 19, 2016, and is between MO Real Estate, LLC, as Purchaser, and Pro-Dex Sunfish Lake, LLC, as Seller, and relates to that certain Receipt for Earnest Money Deposit and Real Estate Purchase Contract (“Contract”) dated as of January 6, 2016, and Addendum to Real Estate Purchase Contract (“Addendum”) dated January 6, 2016, between the parties. The parties hereby agree to amend the Contract and Addendum as provided in this Amendment. The Contract and Addendum shall otherwise remain in full force and effect. In the event of a conflict between the terms of the Contract, as amended by the Addendum, and the terms of the Amendment, the terms of this Amendment shall govern.

1.            Paragraph 2, subparagraph (e), of the Contract is amended to read in full as follows:

(e)	Other:

(1)	Real Estate Mortgage (“First Mortgage”) dated July 24, 2006, filed July 27, 2006, as Document No. 488446.007, executed by Sheldon A. Mayer LLC, as mortgagor, in favor of Vermillion State Bank, as mortgagee, in the original principal amount of $1,200,000.00, which mortgage was assigned to Pro-Dex Sunfish Lake, LLC, by Assignment of Mortgage dated November 21, 2014, filed December 5, 2014, as Document No. 527165.005.

(2)	Combination Mortgage, Security Agreement and Fixture Financing Statement (“Second Mortgage”) dated August 15, 2012, filed September 10, 2012, as Document No. 510474.012, executed by Sheldon A. Mayer LLC, as mortgagor, in favor of Heron Enterprises, LLC, as mortgagee, in the principal amount of $86,209.45.

(3)	Assignment of Leases and Rents (“Assignment”) dated August 15, 2012, filed September 10, 2012, as Document No. 510474.013, executed by Sheldon A. Mayer LLC, in favor of Heron Enterprises, LLC.

(4)	Mortgage (“Third Mortgage”) dated February 18, 2016, filed February 23, 2016, as Document No. 536818.001, executed by Pro-Dex Sunfish Lake, LLC, as mortgagor, in favor of Pro-Dex, Inc., as mortgagee, in the original principal amount of $1,000.00.

2.            Paragraph 6 of the Addendum is amended to read in full as follows:

Notwithstanding the foregoing, Seller has disclosed the existence of the First Mortgage, Second Mortgage, Assignment, and Third Mortgage (collectively, “Liens”) against the Property. Seller shall cause Liens to be removed from the Certificate of Title of the Property at Seller’s sole expense.

Seller has preserved the First Mortgage in favor of Seller solely for the purpose of facilitating a foreclosure or other legal process, in Seller’s sole discretion, to clear title to the Property. If the Liens are not discharged prior to closing, Seller shall escrow sufficient funds and documents as required by the title company to allow the title company to insure over the Liens. Purchaser agrees to accept a title policy insuring over the Liens in lieu of a determination of marketability of title by Purchaser or Purchaser’s counsel. Purchaser further agrees to waive its right to cancel this Contract based on the existence of the Liens, provided that the title company agrees to insure over the Liens.

Purchaser:	MO Real Estate, LLC	Seller:	Pro-Dex Sunfish Lake, LLC
	/s/ Marty Olson		/s/ Richard L. Ban Kirk
By:	Marty Olson	By:	Richard L. Van Kirk
Its:	President	Its:	President/CEO
Address:	4907 170th Avenue Northwest	Address:	2361 McGaw Avenue
	Andover, MN 55304		Irvine, CA 92614